SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                          EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 1997

                       PENN NATIONAL GAMING, INC.
         (Exact name of registrant as specified in its charter)



      Pennsylvania                    0-24206                     23-2234473
(State or other jurisdiction of     (Commission               (I.R.S. Employer
incorporation or organization)       File Number)             Identification No)




                    825 Berkshire Blvd. Wyomissing, PA               19610
          (Address of principal executive offices)                (Zip code)


Registrant's telephone number, including area code 610-373-2400














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              Item 2.Acquisition or Disposition of Assets

                                General

      On January 15, 1997, pursuant to an Amended and Restated Option Agreement dated as of February 17, 1995 (the "Option Agreement"), PNGI Charles Town Gaming Limited Liability Company ("PNGI LLC") acquired substantially all of the assets (the "Acquired Assets"), subject to certain of the liabilities, of Charles Town Races, Inc. ("CTR") and of Charles Town Racing Limited Partnership ("Racing") (the "Acquisition"). The Acquired Assets include approximately 250 acres of real property and improvements thereon, including the Charles Town Races thoroughbred horse racing track, in Charles Town, West Virginia (all of such real property and improvements, the "Track") and related assets. PNGI LLC is 80% owned by Penn National Gaming of West Virginia, Inc. ("PNGI/WVA"), an indirect, wholly-owned subsidiary of Penn National Gaming, Inc. (the "Company"), and 20% owned by Bryant Development Company ("BDC"), pursuant to the terms of an Amended and Restated Operating Agreement of PNGI LLC dated as of December 31, 1996, among PNGI LLC, PNGI/WVA and BDC (the "Operating Agreement").

      Pursuant to a letter dated January 14, 1997 from Peter M. Carlino, Chairman and Chief Executive Officer of the Company, on behalf of the Company, PNGI/WVA and PNGI LLC, to James A. Reeder, President of BDC (the "January 14th Letter"), the parties confirmed an agreement to amend the Operating Agreement to provide PNGI/WVA with an 89% ownership interest and BDC with an 11% ownership interest in PNGI LLC, and to eliminate BDC's obligation to fund any initial portion of the funding of PNGI LLC up to $40,000,000. The January 14 Letter further provides that the initial funding of PNGI LLC up to $40,000,000 will be treated, as between the members of PNGI LLC, as a loan from PNGI/WVA or the Company to PNGI LLC, regardless of form. The proposed changes in the ownership of PNGI LLC are subject to review by the applicable West Virginia racing and lottery regulatory authorities.

      The Company provided 100% of the purchase price for the Acquisition, and anticipates that it will provide 100% of the cost of refurbishing the Track as described below.

Basic Terms of the Acquisition.

      The Acquired Assets consist principally of approximately 250 acres of real property in Charles Town, West Virginia and improvements thereon, including the Charles Town Races thoroughbred racetrack, a right of first refusal to acquire an additional 250 acres adjacent to the racetrack, and related facilities and personal property used in connection with the conduct of thoroughbred horse racing at the Track. CTR and Racing also assigned to PNGI LLC certain agreements related to the operations of the racetrack to the extent such agreements are valid and legally binding, and PNGI LLC assumed certain executory obligations under those particular contracts, to the extent such obligations are valid and legally binding, and PNGI LLC further repaid a loan obligation of CTR to One Valley Bank, Inc. in the amount of approximately $168,000, using proceeds from an approximately $168,000, thirty-day loan from Racing to PNGI LLC.

      PNGI/WVA also agreed to indemnify Racing for any claim by GTECH Corporation ("GTECH") or by AmTote International, Inc. ("AmTote") that Racing may have failed to fulfill certain obligations under a certain contract among AmTote International, Inc., CTR and Racing, certain portions of which contract were allegedly assigned to GTECH, and the Company guaranteed such indemnification obligations. Certain litigation among CTR, Racing, the Company and GTECH relating to the foregoing is described on pages 14

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and 57 of the Company's  Amendment No. 1 dated January 21, 1997 to  Registration
Statement Number 333-18861 on Form S-3 (the "Registration Statement"), and is incorporated herein by reference.

      The purchase price for the Acquired Assets was approximately $16,500,000 (subject to reduction of up to approximately $500,000 based upon the resolution of certain disputed items, for which amounts have been placed in escrow), plus an estimated $2,000,000 in acquisition related fees and expenses. The purchase price for the Acquired Assets was paid at the closing by wire transfer of funds. At the closing, CTR repaid to PNGI LLC $1,155,000 previously loaned to CTR by PNGI LLC. The funds for the purchase price for the Acquired Assets were provided by the Company, which borrowed such funds pursuant to its credit facility under the Credit Agreement (described below).

      Prior to the Acquisition, CTR and Racing conducted live thoroughbred horse racing, pari-mutuel wagering on live races run at the Track, and pari-mutuel wagering on races import simulcast from other tracks. On November 11, 1996, the Track was closed for the racing season, and currently remains closed.

      PNGI LLC expects to refurbish the Track as an entertainment complex that will feature live racing, dining, simulcast wagering and, upon the completion of the interior refurbishment, initially 400 video lottery gaming machines ("Gaming Machines"). The estimated cost of the refurbishment, exclusive of the cost of the purchase or lease of the Gaming Machines, is expected to be approximately $16,000,000. The Company expects the Track to open for live racing and on-site pari-mutuel wagering on or about April 1, 1996, and for Gaming Machines in mid-1997, in each case subject to all required regulatory approvals. PNGI LLC has been granted a conditional license to conduct thoroughbred racing and simulcast wagering at the Track, and has applied for but not yet received at this time a license to operate Gaming Machines at the Track.

      The voters of Jefferson County, West Virginia passed a local referendum on November 5, 1996 to permit Gaming Machines to be operated at the Track. The West Virginia legislation which permits such Gaming Machine operations expires on June 30, 1997. No Gaming Machines may be operated at the Track if an appropriate license is not granted or, if it is granted, the enabling legislation is not extended. GTECH has claimed an exclusive right to install and operate PNGI LLC's video lottery system at the Track, as described above and at pages 14 and 57 of the Registration Statement.

      Showboat Operating Company ("Showboat"), which was the original optionee under the Option Agreement (which was subsequently assigned to BDC and by BDC to PNGI LLC), has retained a right of first refusal to operate any casino at the Track in return for a management fee (to be negotiated at the time, based on rates payable for similar properties). Showboat has also retained a right of first refusal to purchase or lease the site of any casino at the Track proposed to be leased or sold and to purchase any interest proposed to be sold in any such casino (on the same terms offered by a third party or otherwise negotiated with PNGI LLC). The rights retained by Showboat extend for a period of five years from the date PNGI LLC exercised its option to purchase the Track, and expire thereafter unless legislation to permit casino gaming at the Track has been adopted prior to the end of the five year period. If such legislation has been adopted prior to such time, then the rights of Showboat continue for a reasonable time (not less than 24 months) to permit completion of negotiations.

      Financing for the Acquisition. On January 15, 1997, the Company borrowed $16,500,000 in term loans from a syndicate of banks for which Bankers Trust Company serves as agent, pursuant to the terms of a Credit Agreement dated as of November 27, 1996 among the Company, Bankers Trust Company as Agent, CoreStates Bank, N.A. as Co-Agent, and certain banks party to the Credit Agreement, and which provides for a $75,000,000 credit facility (the "Credit Agreement"). Advances under the credit facility established by the Credit Agreement are secured by substantially all of the assets of the Company and its subsidiaries other than the assets of PNGI LLC. PNGI/WVA has pledged its equity interest in PNGI LLC to the banks party to the Credit Agreement as security for the advances under the Credit Agreement, and has

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agreed  not to permit  PNGI LLC to grant a  security  interest  in or  otherwise encumber any of the assets of PNGI LLC.

      Failure by PNGI LLC to obtain from the West Virginia Lottery Commission, by June 1, 1997, a license to install and operate Gaming Machines at the Track, or to retain such license or a license from the West Virginia Racing Commission to conduct thoroughbred horse racing at the Track, constitute events of default under the Credit Agreement.

      The Credit Agreement was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company's Report on Form 8-K dated December 12, 1996, and is incorporated herein by reference. The Credit Agreement was amended by a certain First Amendment and Consent dated as of January 7, 1997 among the parties to the Credit Agreement (the "First Amendment"). The First Amendment is attached hereto as Exhibit 2.6.


      Tax and AccountingThe Company intends to account for the acquisition of the Acquired Assets as a purchase for financial reporting purposes.





































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Item 7.  Financial Statements and Exhibits

 (a)   Financial Statements.
          To be filed on Form 8-K/A as soon as practicable, but not later than 60 days after this Form 8-K must be filed.

 (b)  Pro Forma Financial Information (unaudited).
        To be filed on Form 8-K/A as soon as practicable, but not later than 60 days after this Form 8-K must be filed.












































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(c)   Exhibits.

Exhibit No.             Description

  2.1                 Amended and Restated Option Agreemendated as of
                      February 17, 1995 among Charles Town Races, Inc., Charles Town Racing Limited Partnership, and PNGI Charles Town Gaming Limited Liability Company. (^)

  2.2 Transfer, Assignment and Assumption Agreement and Bill of Sale dated January 15, 1997 among Charles Town Races,Inc., Charles Town Racing Limited Partnership, and PNGI Charles Town Gaming Limited Liability Company. (^)

  2.3 Closing Agreement dated January 15, 1997 among Charles Town Races, Inc., Charles Town Racing Limited Partnership, and PNGI Charles Town Gaming Limited Liability Company.
                       (^)

  2.4 Amended and Restated Operating Agreement dated as of December 31, 1996 among Penn National Gaming of West Virginia, Inc., Bryant Development Company and PNGI Charles Town Gaming Limited Liability Company. (^)

  2.5                 Letter dated January 14,1997 from Peter M.Carlino to James
                      A. Reeder

  2.6 First Amendment and Consent dated as of January 7, 1997 among the Company, Bankers Trust Company as Agent, CoreStates Bank, N.A. as Co-Agent, and certain banks party to the Credit Agreement dated as of November 27, 1996.



      (^) The Company will upon request provide the Commission with copies of any schedule or exhibits to this agreement.



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            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      PENN NATIONAL GAMING, INC.

      By: /s/ Robert S. Ippolito
      Robert S. Ippolito  Chief Financial Officer,  Secretary/Treasurer


      Date: January 30, 1997




































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                                EXHIBIT INDEX


      Exhibit No.             Description

  2.1                 Amended and Restated Option Agreemendated as of
                      February 17, 1995 among Charles Town Races, Inc., Charles Town Racing Limited Partnership, and PNGI Charles Town Gaming Limited Liability Company. (^)

  2.2 Transfer, Assignment and Assumption Agreement and Bill of Sale dated January 15, 1997 among Charles Town Races,Inc., Charles Town Racing Limited Partnership, and PNGI Charles Town Gaming Limited Liability Company. (^)

  2.3 Closing Agreement dated January 15, 1997 among Charles Town Races, Inc., Charles Town Racing Limited Partnership, and PNGI Charles Town Gaming Limited Liability Company.
                       (^)

  2.4 Amended and Restated Operating Agreement dated as of December 31, 1996 among Penn National Gaming of West Virginia, Inc., Bryant Development Company and PNGI Charles Town Gaming Limited Liability Company. (^)

  2.5                 Letter dated January 14,1997 from Peter M.Carlino to James
                      A. Reeder

  2.6 First Amendment and Consent dated as of January 7, 1997 among the Company, Bankers Trust Company as Agent, CoreStates Bank, N.A. as Co-Agent, and certain banks party to the Credit Agreement dated as of November 27, 1996.



      (^) The Company will upon request provide the Commission with copies of any schedule or exhibits to this agreement.














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